Exhibit 5.1

Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street
Suite 1100
Miami, FL 33131
T: 305 374 5600
F: 305 374 5095

May 2, 2025

Maison Solutions Inc.

127 N Garfield Ave.

Monterey Park, California 91754

Re:	Maison Solutions Inc.

Ladies and Gentlemen:

We have acted as counsel for Maison Solutions Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 3,000,000 shares (the “Shares”) of Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”), consisting of shares of Common Stock issuable pursuant to the Maison Solutions Inc. 2023 Stock Incentive Plan (the “Plan”).

In that capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) the Joint Written Consent of the board of directors and the majority stockholders of the Company dated October 1, 2023; (d) the Plan; and (e) the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Act. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

With your permission, we have made and relied upon the following assumptions, without any investigations or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the forms of the documents that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (v) with respect to documents that we reviewed in connection with this opinion, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the Shares have been duly and validly authorized, and when, and if, issued pursuant to the terms of the Plan will be validly issued, fully paid, and nonassessable shares of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States and the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this letter or if we become aware after the date of this letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly stated herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon by any person for any other purpose without our prior written consent in each instance. Furthermore, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Akerman LLP

akerman.com